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                                                                    Exhibit 10.2

                Amendment to Belden Inc. Long-Term Incentive Plan


The Belden Inc. Long-Term Incentive Plan is amended by revising the first sentence of Section 5.1 thereof to read as follows:

"The aggregate number of shares of Common Stock available for grants of Awards under the Plan shall be 3,800,000, subject to the adjustments provided for in
Section 15 hereof."